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                                                                   EXHIBIT 10.86



         SECOND AMENDMENT TO THE UTILIZATION REVIEW AGREEMENT DATED
                                JANUARY 1, 1989
                                    BETWEEN
                           HEALTHCARE COMPARE CORP.
                                      AND
          NATIONAL ASSOCIATION OF LETTER CARRIERS HEALTH BENEFIT PLAN


THIS AGREEMENT is entered as of this 1st day of January, 1991, between HealthCare COMPARE Corp. (hereinafter called "COMPARE"), and National Association of Letter Carriers Health Benefit Plan (hereinafter called "CARRIER").

                                   WITNESSETH

WHEREAS, COMPARE AND CARRIER have heretofore entered into a certain UTILIZATION REVIEW AGREEMENT, dated January 1, 1989, which provides for utilization review services to be rendered to CARRIER,

WHEREAS, COMPARE and CARRIER desire to amend the Utilization Review Agreement in the manner set out herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out herein, one dollar and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

A.      Effective January 1, 1991, the Mental Health Services Review
        Program as described in Exhibit IIG-FI shall be added to the scope of services to be provided under the Utilization Review Agreement.

B. The Amended Schedule of Fees attached hereto and made a part hereof shall replace and supersede all previous Schedules of Fees.

C. Parties hereby ratify and affirm the Utilization Review Agreement and agree that it is in full force and effect and valid except as amended herein. This Amendment shall prevail over any conflict with the Utilization Review Agreement. In all respects the Utilization Review Agreement shall be construed and interpreted to include all of the terms of this Amendment as if the same were set out therein.
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                                                                     Page 2 of 2



IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Amendment as of the day and year first above written.

National Association of Letter          HealthCare COMPARE Corp.
Carriers Health Benefit Plan

By:    Harry D. Boteler                By:      James C. Smith
      --------------------                    -----------------------
Title: Administrator                   Title:   President
      --------------------                    -----------------------

Date:  3/25/91                          Date:   3/27/91
      --------------------                    -----------------------
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                 NATIONAL ASSOCIATION OF LETTER CARRIERS HEALTH
                                  BENEFIT PLAN

                            Amended Schedule of Fees

                      Effective 1/1/89 through 12/31/89 *



HOSPITAL REVIEW.....................................$1.23 per enrollee per month

CASE MANAGEMENT..................................................$160 per hour**

                     Effective 1/1/90 through 12/31/90 *

HOSPITAL REVIEW.................................... $1.29 per enrollee per month


CASE MANAGEMENT..................................................$178 per hour**

                     Effective 1/1/91 through 12/31/91 *

HOSPITAL REVIEW.....................................$1.36 per enrollee per month

CASE MANAGEMENT..................................................$189 per hour**

MENTAL HEALTH SERVICES REVIEW.......................$0.23 per enrollee per month
        Plus $189 per hour ***

                                  All Years

ADMINISTRATIVE RUN-OFF FEE..........................50% of the final monthly fee


*       Adjustments to fees will be made annually.

* * The hourly charge is for time and services of staff personnel who may be physicians, registered nurses or allied personnel.

* * * The hourly charge is for all activity associated with practitioner-to-practitioner review and independent chart review.
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                               EXHIBIT  IIG-FI


                     MENTAL HEALTH SERVICES REVIEW PROGRAM
                                      FOR
         NATIONAL ASSOCIATION OF LETTER CARRIERS HEALTH BENEFIT PLAN

                              A. SCOPE OF PROGRAM

The Mental Health Services Review Program provides pre-admission and continued stay review of all full-time (or round-the-clock) inpatient (MDC 19 &
20) hospital admissions in hospitals or free-standing psychiatric facilities where the length of stay is greater than seven (7) days. It also provides review of all fully inpatient programs that focus on specific metal health problems. An admission is reviewed under this program if the hospitalization occurs in the 50 United States, if the services are rendered during the term of this Agreement as described in Section 12 of this Agreement; and beginning on the date of admission or the notification date, whichever is later. However, if the service is ongoing and the admission began within two weeks of the date of notification, COMPARE will include in its telephone review those two weeks of service. If the admission began more than two weeks prior to the date of notification, COMPARE will not perform review for that period. If PLAN desires review for the period earlier, COMPARE will agree to provide the review if PLAN obtains and provides the medical record. In those situations, COMPARE will charge for that review at its normal, customary hourly rate, and the medical records received shall become the property of COMPARE. In the event of an emergency admission to inpatient facilities, review will begin at the time of admission rather than at the time of notification to COMPARE, if COMPARE is notified of that admission within three business days of the admission.

Completion of review may require that the attending physician provide medical information to COMPARE's Mental Health Services Review Program by telephone; failure of the attending physician to do so on a timely basis may result in the inability to complete review.

All conditions and terms of the Utilization Review Agreement are in full force and effect.

Review of inpatient mental health services not in accordance with the definition of the scope of the program contained herein will occur at the request of PLAN and the discretion of COMPARE. PLAN may be asked to provide medical records for treatment which occurred prior to the beginning of the term of this Agreement or the notification to COMPARE of the treatment, whichever is later, and the PLAN will be responsible for obtaining and paying for such records. PLAN will be billed for such reviews at COMPARE's then customary charges for such services.


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The decision whether or not to be admitted to or remain in the hospital is made only by the Covered Person and his or her attending physician. Failure to follow program procedures may affect benefit coverage.

The program offers review of inpatient services with lengths of stay greater than seven (7) days for:

        1. full-time inpatient care in hospitals or free-standing psychiatric facilities.

        2. full-time inpatient programs which focus on specific mental health problems (e.g., drug/alcohol abuse).

                                 B. PROCESS

A.  Initiation of Review

1.      Elective Inpatient Admissions

        The Covered Person and his/her practitioner determine the Covered Persons care and hospitalization. However, in order to qualify for maximum benefits coverage, prior to the admission the attending practitioner must call COMPARE, using the toll-free number, and provide demographic information, the Covered Person's history and physical findings, drug work up, comprehensive treatment plan, treatment goals, and proposed duration of therapy, as well as information on educational background of the primary and attending practitioner. If the Covered Person is participating in a formal mental health program, the practitioner must also inform the coordinator if the program has been certified by an authorizing organization (e.g., AHA, JCAHA). Failure of the attending physician to provide information as outlined on a timely basis may result in inability to complete review.


        This information is then reviewed by a COMPARE coordinator. A Mental Health Review (MHR) practitioner contacts the attending physician if the information appears to be incomplete or if it does not appear that the admission can be certified as medically necessary under the terms of the Covered Persons benefit plan.

        If COMPARE'S coordinator or MHR practitioner determines that the admission can be certified as medically necessary under the terms of the benefit plan, he or she assigns a length of stay to determine the date for the nest review. All recommendations of non-certification and all cases where review is incomplete are verified to the PLANS written copies of which will also be sent to the Covered


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        Person, attending physician, and hospital if appropriate.  COMPARE will provide verbal notice of its recommendations to the attending practitioner and will assign a certification number to the certification period.


2.  Emergency Admission

        If the Covered Person is admitted to an inpatient setting on an emergency basis, COMPARE must be notified by telephone within three business days of the admission. Once this notification is received, review is conducted as described above.

3.      Cases Excluded From Review

        In the following cases, a record will be opened and identified by a specific reason code; however, review will not be performed for:

        a. admissions where the proposed length of stay is seven (7) days for less. In all such cases, the discharge date will be verified by COMPARE and, if the patient remains in the hospital beyond seven days, COMPARE will place a call to the attending practitioner to initiate review.

        b.      court ordered admissions

        c. cases where PLAN indicates that the patient has reached PLAN's lifetime maximum as described in its official Brochure.


B.  Extensive Review

        COMPARE initiates all extended stay review for inpatient care. Two days before an assigned length of stay ends, COMPARE calls the attending physician to confirm that the Covered Person is still receiving care and to obtain the information needed to perform the review. Once again, a COMPARE MHR practitioner contacts the attending physician if there is a question on certification. If certification is recommended, a new length-of-stay is assigned.

        If the attending practitioner cooperates with the Program, this process is repeated until the Covered Person is discharged, until the equivalent of the lifetime maximum benefit is reached, or until a recommendation is made for non-certification under the terms of the benefit plan.


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        COMPARE will provide verbal notice of all its extension review recommendations to the attending practitioner and will assign a certification number to the certification period. All recommendations of non-certification and all cases where review is incomplete are verified to the PLAN, written copies of which will also be sent to the Covered Person, attending physician, and hospital is appropriate.

                                 C. REPORTS

COMPARE will provide PLAN with written reports of its review activities under this Agreement as follows:



Basic Reports                                   Frequency
-------------                                   ---------

(1) Mental Health Services Review Summary       (Quarterly & Annually)
    Report (Reviews Requested/Outcomes)

(2) Mental Health Services Review               (Quarterly)
    Case Report



COMPARE reserves the right to refine the style and content of the above-referenced reports and to substitute such other reports as it deems will provide comparable information to PLAN.

                D. CHARGES FOR MENTAL HEALTH SERVICES REVIEW

All activity associated with the first level of review as described herein is covered under the capitation fee set out in the Schedule of Fees. All activity associated with practitioner-to-practitioner review and independent chart review is billable at the hourly professional review fee set out in the Schedule of Fees.